UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 26, 2018
REPUBLIC FIRST BANCORP, INC.
 (Exact name of registrant as specified in its charter)
Pennsylvania	000-17007	23-2486815

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
50 South 16th Street, Suite 2400, Philadelphia, PA 19102 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (215) 735-4422
N/A
 Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 26, 2018, Republic First Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the Company’s shareholders voted on the following proposals stated in the Proxy Statement dated March 19, 2018.
The proposals voted on and approved by the Company’s shareholders at the Annual Meeting were as follows:

Proposal 1 – Election of Directors

Each of the following three director nominees was elected as a Class II director to serve for a three-year term until the 2021 Annual Meeting of Shareholders and until his or her successor has been elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Andrew B. Cohen	34,894,634	917,116	14,748,226
Lisa R. Jacobs	32,344,585	3,467,165	14,748,226
Harris Wildstein	33,781,600	2,030,150	14,748,226

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,899,034	506,257	154,685	-

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Date: April 30, 2018	By: /s/ Frank A. Cavallaro
Frank A. Cavallaro
Executive Vice President and Chief Financial Officer